                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 PROBUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                                   ProBusiness Services, Inc.
            [LOGO]                                          4125 Hopyard Road
                                                         Pleasanton, CA 94588

To our Stockholders:

    I am pleased to invite you to the first Annual Meeting of Stockholders of ProBusiness Services, Inc. The meeting will be held Thursday, November 12, 1998, at 9:00 a.m., local time, at the Pleasanton Hilton located at 7050 Johnson Drive, Pleasanton, California.


    At this meeting, Stockholders will be asked to elect a director, approve an amendment to the Company's employee stock option plan and ratify the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 1999. The accompanying Notice and Proxy Statement describes these proposals. I encourage you to read this information carefully.


    I am very pleased you have chosen to invest in ProBusiness Services, Inc. Your vote is important, regardless of how many shares you own. Please take a few minutes now to complete, sign and date your proxy card and return it in the envelope provided.

Sincerely,

             [LOGO]

Thomas H. Sinton
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

                               [PROBUSINESS LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1998

                            ------------------------

To the Stockholders:


    Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of ProBusiness Services, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 12, 1998 at 9:00 a.m., local time, at the Pleasanton Hilton, 7050 Johnson Drive, Pleasanton, California, for the following purposes:


    1.  To elect the Class I director to serve for a term of three years.


    2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 950,000 shares.


    3. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending June 30, 1999.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on September 25, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                          By Order of the Board of Directors

                                                 [LOGO]

                                          Steven E. Klei
                                          SENIOR VICE PRESIDENT, FINANCE, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

Pleasanton, California
October 9, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                           PROBUSINESS SERVICES, INC.

                                ----------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               PROCEDURAL MATTERS

GENERAL


    The enclosed Proxy is solicited on behalf of the Board of Directors of ProBusiness Services, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 12, 1998 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Pleasanton Hilton, 7050 Johnson Drive, Pleasanton, California. The Company's principal executive offices are located at 4125 Hopyard Road, Pleasanton, California 94588, and its telephone number at that location is (925) 737-3500.



    This Proxy Statement and the enclosed proxy card were mailed on or about October 9, 1998, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting. All share and per share information in this Proxy Statement reflects the Company's 3-for-2 stock split effected on August 7, 1998.


RECORD DATE


    Stockholders of record at the close of business on September 25, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,262,383 shares of the Company's common stock, $0.001 par value (the "Common Stock"), were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $32.50 per share.


REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES


    The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. The Company intends to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business and to include abstentions and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.


PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS


    Any proposal of a stockholder of the Company which is intended to be presented by such stockholder at the Company's 1999 Annual Meeting of Stockholders, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by the Secretary of the Company no later than June 11, 1999.


    The Company's Bylaws provide that a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. In addition, such stockholder's notice shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

                                 PROPOSAL NO. 1
                          ELECTION OF CLASS I DIRECTOR

DIRECTORS AND NOMINEE FOR CLASS I DIRECTOR

    The Company's Board of Directors currently consists of five members who are divided into three classes serving staggered terms. Class I consists of one director, and Class II and Class III consist of two directors each. The Class I director will be elected at the Annual Meeting for a term of three years.

    The Board of Directors has selected the nominee listed below to be re-elected at the Annual Meeting as the Class I director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for this nominee. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy; however, the Company has no reason to believe that the listed nominee will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve until the term of that director's class expires in 2001 or until such director's successor has been elected and qualified.

    The name of the nominee for Class I director and the names of each of the other directors of the Company whose term of office continues after the Annual Meeting, their ages as of September 25, 1998, and certain other related information are set forth below. There are no family relationships between any director, executive officer or the nominee.

                             NAME                                   AGE             POSITION WITH THE COMPANY
---------------------------------------------------------------     ---     ------------------------------------------
NOMINEE FOR CLASS I DIRECTOR FOR A TERM EXPIRING IN 2001                    Chairman of the Board, President
Thomas H. Sinton...............................................     50      and Chief Executive Officer

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 1999
William T. Clifford............................................     52      Director
David C. Hodgson...............................................     41      Director

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2000
Ronald W. Readmond.............................................     55      Director
Thomas P. Roddy................................................     63      Director

    Thomas H. Sinton, founder of the Company, who has served as a Director of the Company since the Company's incorporation in October 1984, will stand for re-election at the Annual Meeting. From March 1993 to present, Mr. Sinton has served as the President and Chief Executive Officer of the Company. Since December 1996 and for a period between September 1989 and February 1993, Mr. Sinton served as Chairman of the Board. Mr. Sinton holds a B.A. degree in English Literature, MAGNA CUM LAUDE, from Harvard University, an M.S. degree in Food Science from the University of California at Davis and an M.B.A. degree from Stanford University. Mr. Sinton received a Fulbright Fellowship to study at the University of Vienna in Vienna, Austria.

    William T. Clifford has served as a Director of the Company since August 1997. Mr. Clifford has been the President of Gartner Group Research and the Chief Operating Officer of Gartner Group, Inc. since April 1995 and Executive Vice President, Operations of Gartner Group, Inc. since October 1993. From December 1988 to October 1993 Mr. Clifford held various positions at Automatic Data Processing, Inc., including President of National Accounts and Corporate Vice President, Information Services. Mr. Clifford holds a B.A. degree in Economics from the University of Connecticut.


    David C. Hodgson has served as a Director of the Company since March 1997. Mr. Hodgson is a Managing Member of General Atlantic Partners LLC ("GAP LLC") and has been with GAP LLC since 1982. Mr. Hodgson is also a director of Baan Company, N.V., a publicly-traded software company, Atlantic Data Services, Inc., a publicly-traded information technology consulting company, and several other privately-held software companies, in which GAP LLC or one of its affiliates is an investor. Mr. Hodgson holds an A.B. degree in Mathematics from Dartmouth College and an M.B.A. degree from Stanford University.

    Ronald W. Readmond has served as a Director of the Company since February 1997. Since June 1998, Mr. Readmond has been President and Chief Operating Officer of Wit Capital Group Incorporated and has been an advisor of Barbour Griffith & Rogers, a lobbying firm, and Chairman of International Equity Partners, L.P., a private equity and project development company since January, 1997. From August 1989 to December 1996, Mr. Readmond held various positions at Charles Schwab & Co. Inc., most recently serving as Vice Chairman. Mr. Readmond holds a B.A. degree in Economics from Western Maryland College.

    Thomas P. Roddy has served as a Director of the Company since 1992. Since 1988, Mr. Roddy has served as President and Chief Executive Officer of Lafayette Investments Inc., an investment banking and investment advisory company. Mr. Roddy holds a B.S. degree in Biochemistry from Villanova University.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during fiscal 1998. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which he or she served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee.

    The Audit Committee, which currently consists of Mr. Clifford, Mr. Readmond and Mr. Roddy, is responsible for (i) recommending engagement of the Company's independent accountants, (ii) approving the services performed by such accountants, (iii) consulting with such accountants and reviewing with them the results of their examinations, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held one meeting during fiscal 1998.

    The Compensation Committee, which currently consists of Mr. Hodgson and Mr. Readmond, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 1998.

DIRECTOR COMPENSATION

    Members of the Company's Board of Directors do not receive compensation for their services as directors. Certain directors have been granted options to purchase Common Stock in the past, and options may be granted to Directors of the Company in the future. Mr. Clifford, Mr. Hodgson, Mr. Roddy and Mr. Readmond have received options to purchase 22,500, 22,500, 93,750, and 22,500 shares, respectively, of the Company's Common Stock, at exercise prices ranging from $0.16 to $6.00 per share.

REQUIRED VOTE


    The nominee for Class I director receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they otherwise have no legal effect under Delaware law in connection with the election of directors.


RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. SINTON.

                                 PROPOSAL NO. 2
                      AMENDMENT TO 1996 STOCK OPTION PLAN

GENERAL


    The Board of Directors adopted the Company's 1996 Stock Option Plan (the "Option Plan") in February 1996. The Option Plan provides for the granting to employees (including officers and employee directors) of incentive stock options and for the granting to employees, directors and consultants of non-statutory stock options. The number of shares reserved for issuance under the Option Plan is 1,700,881 plus (i) any shares which were forfeited after the Company's initial public offering and which were issued or subject to issuance pursuant to options granted under the 1989 Stock Option Plan (the "1989 Plan") (which plan terminated in connection with Company's initial public offering of Common Stock) and (ii) annual increases equal to the lesser of (a) 375,000 shares, (b) two percent (2%) of the number of outstanding shares of Common Stock on each anniversary of the adoption of the Option Plan or (c) a lesser amount determined by the Board. As of September 25, 1998, a total of 2,126,741 shares of Common Stock were reserved for issuance under the Option Plan and a total of 982,065 shares remained available for future grant.


PROPOSAL


    In July 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Option Plan to increase the number of shares reserved for issuance by an additional 950,000 shares of Common Stock, for an aggregate of 3,076,741 shares reserved for issuance thereunder and 1,932,065 shares available for future grant as of September 25, 1998. This amendment will enable the Company to continue to grant options to eligible employees and consultants under the terms and conditions of the Option Plan.


    The Board of Directors believes that the approval of the amendment to the Option Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares for issuance under the Option Plan and the ability to grant stock options are important factors in attracting, motivating and retaining qualified personnel essential to the success of the Company.

REQUIRED VOTE

    The affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the amendment to the Option Plan.


RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN.


SUMMARY OF THE OPTION PLAN

    The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon written request to the Secretary of the Company.


    PURPOSES. The purposes of the Option Plan are to attract and retain the best available directors and personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.


    ADMINISTRATION. The Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee is required to be constituted to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable laws. Subject to the provisions of the Option Plan, the Administrator has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the fair market value of the Common Stock, the type of option, the term of the option, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. The Administrator also has the power to reprice options if the exercise price of outstanding options exceeds the fair market value of the Company's Common Stock.

    ELIGIBILITY; LIMITATIONS. The Option Plan provides that nonstatutory stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options.


    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation paid to certain executive officers of the Company. To maximize the Company's deduction attributable to options granted to such persons, the Option Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 187,500 shares of Common Stock. Over the remaining term of the Option Plan, an employee may be granted options to purchase up to an additional 375,000 shares of Common Stock which shall not count against the above limit.


    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

        (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to any person possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder")) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid if no sales were reported) on the last trading day prior to the date of grant, as reported in THE WALL STREET JOURNAL or such source as the Administrator deems reliable.

        (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the Option Plan to date generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of one year from the date of grant and 1/48th at the end of each month thereafter and have a ten-year term. The maximum term of an incentive stock option granted to a 10% Stockholder is five years. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

        (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any form of consideration as may be provided in the stock option agreement.

        (d) Termination of Employment. In the event an optionee's continuous status as an employee, consultant or director terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option within such period of time as is specified in such optionee's stock option agreement but only to the extent that the optionee was entitled to exercise the option at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement). Options granted under the Option Plan to date have generally provided that optionees may exercise their options within sixty days from the date of termination of employment (other than for death or disability).

        (e) Disability. In the event an optionee's continuous status as an employee, consultant or director terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

        (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

        (g) Term of Options. The term of each option is the term stated in the stock option agreement; provided, however, that the term may not exceed ten years from the date of grant. In the case of an incentive stock option granted to a 10% Stockholder, the term may not exceed five years from the date of grant. No option may be exercised by any person after the expiration of its term.

        (h) Nontransferability of Options. An option is nontransferable by the optionee unless determined otherwise by the Administrator, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

        (i) Value Limitation. If the aggregate fair market value (as determined on date of grant) of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

        (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.


    ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or any other increase or decrease in the number of issued shares of Common Stock issued without receipt of consideration by the Company, an appropriate adjustment shall be made by the Administrator in the following:
(i) the number of shares of Common Stock subject to the Option Plan, (ii) the number and class of shares of stock subject to any option outstanding under the Option Plan, (iii) and the exercise price of any such outstanding option. The determination of the Board as to which adjustments made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify the holders of options as soon as practicable prior to the effective date of such action, and all outstanding options will terminate immediately prior to the consummation of such proposed action. Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the Option Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume or substitute the then outstanding options, the Option Plan provides for the full acceleration of the exercisability of all outstanding options for a period of fifteen days from the date of notice of acceleration to the holder and all options will terminate upon the expiration of such period.

    AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may at any time amend, alter, suspend or terminate the Option Plan. The Company shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the Option Plan shall terminate in February 2006. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX CONSEQUENCES


    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.



    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.


    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% Stockholder of the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE

PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE OPTION PLAN


    The grant of options under the Option Plan to employees, including the Named Executive Officers (as defined under "Executive Officer Compensation"), is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan, as amended. Accordingly, future awards are not determinable. Non-employee directors are eligible to participate in the Option Plan. The following table sets forth information with respect to the grant of options pursuant to the Option Plan to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year.



                                                                                    NUMBER OF
                                                                                   SECURITIES         EXERCISE
                                                                               UNDERLYING OPTIONS   PRICE ($ PER
NAME OF INDIVIDUAL AND POSITION                                                      GRANTED           SHARE)
-----------------------------------------------------------------------------  -------------------  -------------
Thomas H. Sinton ............................................................          52,500             13.08
  Chairman of the Board, President and Chief Executive Officer

Jeffrey M. Bizzack ..........................................................          30,000              5.83
  Senior Vice President, Sales

Leslie A. Johnson ...........................................................          30,000              5.83
  Senior Vice President, Client Services and Chief Service Officer

Steven E. Klei ..............................................................          30,000              5.83
  Senior Vice President, Finance, Chief Financial Officer and Secretary

Robert E. Schneider .........................................................          15,000              5.83
  Senior Vice President, Product Development and Chief Technical Officer

All current executive officers as a group (5 persons)........................         157,500              4.87(1)

All current directors who are not executive officers as a group (4                     45,000              3.56(1)
  persons)...................................................................

All employees, including all current officers who are not executive officers,         705,375              7.76(1)
  as a group.................................................................


------------------------


(1) Represents a weighted average per share exercise price.

                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1999. Ernst & Young LLP has been the Company's auditors since June 1996. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting to make a statement and respond to appropriate questions.

REQUIRED VOTE


    The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors.


RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company, as of June 30, 1998, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director,
(c) each of the executive officers named in the Summary Compensation Table, and
(d) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investing power with respect to all shares of Common Stock indicated as being beneficially owned by them and officers and directors can be contacted at the principal office of the Company.



                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY      PERCENT OF
NAME OF BENEFICIAL OWNER                                                                   OWNED(1)           TOTAL
-----------------------------------------------------------------------------------  --------------------  -----------
Thomas H. Sinton(2)................................................................         4,190,246            24.5%
General Atlantic Partners, LLC(3)..................................................         2,174,199            12.7%
Jeffrey M. Bizzack(4)..............................................................           180,061             1.1%
Leslie A. Johnson(5)...............................................................           134,361           *
Steven E. Klei(6)..................................................................            84,173           *
Robert E. Schneider(7).............................................................           118,081           *
William T. Clifford(8).............................................................             5,625           *
David C. Hodgson(3)................................................................         2,179,824            12.7%
Ronald W. Readmond(9)..............................................................            17,881           *
Thomas P. Roddy(10)................................................................           314,731             1.8%
All executive officers and directors as a group (9 persons)(11)....................         7,224,983            42.0%


------------------------

  *  Represents beneficial ownership of less than one percent.


 (1) Based on 17,114,855 shares of Common Stock outstanding as of June 30, 1998. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 30, 1998 upon the exercise of warrants or vested options. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options and warrants for the purchase of Common Stock held by such stockholder which are exercisable within 60 days of June 30, 1998. On September 30, 1998 the Company consummated the issuance of an additional 3,191,250 shares of Common Stock pursuant to a follow-on public offering.


 (2) Includes 14,219 shares issuable upon exercise of vested options and 46,875 shares subject to the Company's repurchase rights. Also includes shares held by the Silas D. Trust Estate, the Silas Jack Sinton Family Trust, the Thomas H. Sinton and Jane Nibley Sinton 1989 Irrevocable Trust and Jane N. Sinton as a custodian for minor children.

 (3) Includes 1,851,009 shares held by General Atlantic Partners 39, L.P. ("GAP 39") and 323,190 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 39 is GAP LLC. The managing members of GAP LLC are Steven A. Denning, Stephen P. Reynolds, David C. Hodgson, J. Michael Cline, William O. Grabe, William E. Ford, Peter L. Bloom and Franchon M. Smithson. The same managing members of GAP LLC are the general partners of GAP Coinvestment. Mr. Hodgson is a director of the Company. Mr. Hodgson disclaims beneficial ownership of shares owned by GAP 39 and GAP Coinvestment, except to the extent of his pecuniary interests therein. Also includes with respect to Mr. Hodgson 5,625 shares issuable upon exercise of vested options held personally by Mr. Hodgson. The address for GAP 39, GAP Coinvestment, GAP LLC and Mr. Hodgson is c/o General Atlantic Service Corporation, Three Pickwick Plaza, Greenwich, CT 06830.

 (4) Includes 7,500 shares issuable upon exercise of vested options and 17,031 shares subject to the Company's repurchase rights.

 (5) Includes 16,844 shares issuable upon exercise of vested options and 6,249 shares subject to the Company's repurchase rights. Also includes 15,894 shares held by Weir L. Johnson, of which 6,843 shares are issuable upon exercise of vested options and 3,281 shares are subject to the Company's repurchase rights.

 (6) Includes 28,250 shares issuable upon exercise of vested options and 16,406 shares subject to the Company's repurchase rights.

 (7) Includes 3,750 shares issuable upon exercise of vested options and 65,625 shares subject to the Company's repurchase rights.

 (8) Represents 5,625 shares issuable upon exercise of vested options held by Mr. Clifford.

 (9) Includes 8,437 shares issuable upon exercise of vested options held by Mr. Readmond.

 (10) Includes (i) 39,345 shares held by the Lafayette Investments Inc. of which Mr. Roddy is President and Chief Executive Officer, (ii) 27,600 shares held by the Lafayette Investments Inc. 401(k) Plan and Trust, (iii) 51,207 shares held by Delaware Charter Guarantee FBO Thomas P. Roddy R-IRA, (iv) 24,000 shares held by Guarantee and Trust Co. TTEE FBO Thomas P. Roddy IRA and (v) 13,302 by Mary W. Roddy.

 (11) Includes 97,093 shares issuable upon exercise of vested options and 155,467 shares subject to the Company's repurchase rights.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (referred to herein as the "Named Executive Officers") for services rendered to the Company in all capacities during the last two fiscal years.

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                  ANNUAL COMPENSATION   -------------
                                                                                                         SECURITIES
                                                                                  --------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                              YEAR     SALARY($)  BONUS($)   OPTIONS(#)(1)
---------------------------------------------------------------------  ---------  ---------  ---------  -------------
Thomas H. Sinton ....................................................       1998    181,250    120,000       52,500
  Chairman of the Board, President and                                      1997    150,000     --           --
  Chief Executive Officer

Jeffrey M. Bizzack ..................................................       1998    150,000    115,000       30,000
  Senior Vice President, Sales                                              1997    131,250     82,000       --

Leslie A. Johnson ...................................................       1998    150,000     90,000       30,000
  Senior Vice President, Client Services and                                1997    131,250     30,000       19,500
  Chief Service Officer

Robert E. Schneider .................................................       1998    150,000     75,000       15,000
  Senior Vice President, Product Development and                            1997     82,980     25,000       --
  Chief Technical Officer

Steven E. Klei ......................................................       1998    150,000     50,000       30,000
  Senior Vice President, Finance and                                        1997    127,100     30,000       --
  Chief Financial Officer

------------------------

(1) The options granted are immediately exercisable, but are subject to repurchase in the event the optionee's employment with the Company ceases for any reason. The options generally vest over four years as follows: 25% of the shares one year from the grant date and as to 1/48th of the shares in each successive month thereafter, with full vesting occurring on the fourth anniversary date. The options have a term of ten years, subject to earlier termination in certain situations related to termination of employment.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted during the fiscal year ended June 30, 1998 to each of the Named Executive Officers.

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1998


                                                         INDIVIDUAL GRANTS
                                      -------------------------------------------------------   POTENTIAL REALIZABLE
                                                    % OF TOTAL                                    VALUE AT ASSUMED
                                        NO. OF        OPTIONS                                  ANNUAL RATES OF STOCK
                                      SECURITIES    GRANTED TO                                 PRICE APPRECIATION FOR
                                      UNDERLYING   EMPLOYEES IN     EXERCISE                     OPTION TERM($)(3)
                                        OPTIONS       FISCAL        PRICE PER     EXPIRATION   ----------------------
NAME                                    GRANTED       1998(1)      SHARE($)(2)       DATE          5%         10%
------------------------------------  -----------  -------------  -------------  ------------  ----------  ----------
Thomas H. Sinton....................      52,500          5.78          13.08      11/17/2007   1,902,075   3,321,675
Jeffrey M. Bizzack..................      30,000          3.30           5.83       8/12/2007   1,282,800   2,051,100
Leslie A. Johnson...................      30,000          3.30           5.83       8/12/2007   1,282,800   2,051,100
Robert E. Schneider.................      15,000          1.65           5.83       8/12/2007     641,400   1,025,550
Steven E. Klei......................      30,000          3.30           5.83       8/12/2007   1,282,800   2,051,100


------------------------

(1) Based on a total of 907,875 options granted to all employees, consultants and directors during fiscal 1998.

(2) Represents the fair market value of the underlying Common Stock as determined by the Board of Directors on the date of grant.

(3) The potential realizable value at 5% and 10% appreciation is calculated by assuming that the last reported sales price of $31.17 per share on June 30, 1998 appreciates at the indicated rate for the remaining portion of the term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 1998 and the number of shares subject to exercisable and unexercisable stock options as of June 30, 1998. The table also sets forth certain information with respect to the value of stock options held by such individuals as of June 30, 1998.

                    FISCAL YEAR AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                                    OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END(1)
                                  SHARES ACQUIRED       VALUE       --------------------------  --------------------------
NAME                                ON EXERCISE      REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  ---------------  ---------------  -----------  -------------  -----------  -------------
Thomas H. Sinton................        --               --             --            52,500        --            949,377
Jeffrey M. Bizzack..............        --               --             --            30,000        --            760,001
Leslie A. Johnson...............        --               --              8,531        40,969       238,868      1,067,133
Robert E. Schneider.............        --               --             --            15,000        --            380,001
Steven E. Klei..................        --               --             18,250        46,250       563,986      1,262,181

------------------------

(1) The amount set forth represents the difference between the closing Common Stock share price of $31.17 on June 30, 1998, as reported by the Nasdaq National Market, and the applicable exercise price, multiplied by the applicable number of options.

                              CERTAIN TRANSACTIONS

    Between May 1994 and September 1995, Thomas H. Sinton, a Director and officer of the Company, and his immediate family loaned an aggregate of $1,040,000 to the Company at interest rates of 10.0% per year. The Company has paid all such loans in full.

    On December 5, 1996, the Company loaned $544,000 under a full recourse note agreement at an interest rate of 6.31% per year to Robert E. Schneider, an officer of the Company, to permit Mr. Schneider to exercise options to purchase Common Stock of the Company. All principal and interest is due December 5, 2000. As of June 30, 1998, Mr. Schneider had not paid any amount on the note.


    On January 31, 1997, the Company loaned $250,000 under a full recourse note agreement at an interest rate of 6.1% per year to Jeffrey M. Bizzack, an officer of the Company, to permit Mr. Bizzack to purchase a residence. Accrued interest must be paid on a monthly basis beginning two years from the date of the note. All principal and accrued but unpaid interest is due January 31, 2001 unless Mr. Bizzack's employment with the Company terminates, in which case, the note may become due earlier. As of June 30, 1998, Mr. Bizzack had not paid any amount on the note.


    Thomas H. Sinton and certain affiliates of GAP LLC are the sole stockholders of InterPro Expense Systems, Inc., a Delaware corporation ("InterPro"), which in April 1998 purchased rights to certain early-stage travel and entertainment expense processing software. Mr. Sinton is the President, Chief Executive Officer and Chairman of the Board of the Company. David C. Hodgson, a Director of the Company, is a managing member of GAP LLC, affiliates of which hold more than 5% of the Company's outstanding stock. Because Mr. Sinton and Mr. Hodgson are officers and Directors of the Company, their investment in InterPro was required to be, and was, approved by the disinterested directors of the Company. Any future transaction or relationship between the Company and InterPro would be entered into on an arms-length basis and would be approved by the Company's disinterested directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during fiscal 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied, except that the Forms 4 for Leslie Johnson, the Senior Vice President, Client Services and Chief Service Officer, for September 1997 and for Mitchell Everton, the Senior Vice President, Tax and Operations of the Company, for April 1998 were filed late.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    The Compensation Committee was formed in November 1996 and is currently composed of Messrs. Hodgson and Readmond. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


    The Compensation Committee of the Board of Directors (the "Committee") was established in November 1996 and is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock plans.


COMPENSATION PHILOSOPHY AND POLICY

    The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Committee are to:

        attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of the Company;

        align the compensation of executive officers with business objectives and performance; and

        align incentives for executive officers with the interests of stockholders in maximizing value.

    The Company has taken the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code, as amended.

ELEMENTS OF COMPENSATION

    Compensation for executive officers includes both cash and equity elements.


    Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry and (ii) cash bonuses subject to meeting all or a portion of targeted objectives.



    Ownership of the Company's Common Stock is a key element of executive compensation. Executive officers and other employees of the Company are eligible to participate in the 1996 Stock Option Plan (the "Option Plan") and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. Options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.


    The Company also maintains a 401(k) retirement savings plan (the "401(k) Plan"). The 401(k) Plan provides that each participant may contribute up to 18% of his or her pre-tax gross compensation (up to a statutory prescribed annual limit of $10,000 in 1998).

FISCAL 1998 EXECUTIVE COMPENSATION


    Executive compensation for fiscal 1998 included base salary and incentive cash bonuses based upon achievement of corporate goals, individual performance goals and financial performance goals. Executive officers, like other employees, were eligible for option grants under the Option Plan and to participate in the Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1998


    Thomas H. Sinton founded the Company in 1984 and has served as President and Chief Executive Officer since March 1993. In fiscal 1998, Mr. Sinton earned $181,250 in salary and $120,000 in bonus awards. Mr. Sinton's salary and bonus were based on the same factors considered for each executive officer, as previously described. Mr. Sinton was also granted options to purchase 52,500 shares of the Company's Common Stock in November 1997.


                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          David C. Hodgson
                                          Ronald W. Readmond

                            STOCK PERFORMANCE GRAPH


    The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Composite Index and the Russell 2000 Index. The graph assumes that $100 was invested on September 19, 1997 (the date of the Company's initial public offering) in the Company's Common Stock, the Nasdaq Stock Market Composite Index and the Russell 2000 Index, assuming reinvestment of dividends, if any. No cash dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.



                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG PROBUSINESS SERVICES, INC.,
                         THE NASDAQ STOCK MARKET (U.S.)
                        INDEX AND THE RUSSELL 2000 INDEX


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             PROBUSINESS SERVICES, INC.        NASDAQ STOCK MARKET (U.S.)      RUSSELL 2000
9/19/97                            $100.00                           $100.00          $100.00
12/31/97                           $148.00                            $93.00           $98.00
3/31/98                            $189.00                           $109.00          $107.00
6/30/98                            $302.00                           $113.00          $102.00

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                          THE BOARD OF DIRECTORS

Pleasanton, California
October 9, 1998

                             PROBUSINESS SERVICES, INC.

                               1996 STOCK OPTION PLAN

                     (formerly the Executive Stock Option Plan)

     1. Purposes of the Plan. The purposes of this Stock Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     -    to provide additional incentive to Employees and Consultants, and

     -    to promote the success of the Company's business.


     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the Common Stock of the Company.

          (g) "Company" means ProBusiness Services, Inc., a Delaware corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, and any Director of the Company whether compensated for such services or not.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means a stock option granted pursuant to the Plan.

          (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

          (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x) "Plan" means this 1996 Stock Option Plan.

          (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (z) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (aa) "Service Provider" means an Employee, Director or Consultant.

          (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 750,000 Shares, plus any unused Shares under the Company's Amended 1989 Stock Option Plan (the "1989 Plan") on the date such plan is terminated, and any Shares issued or subject to issuance pursuant to options under the 1989

Plan that are forfeited to the Company under the terms of such options. In addition, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be increased on each anniversary date of the adoption of the Plan by a number of Shares equal to the lesser of (i) 250,000 Shares, (ii) two percent (2%) of the outstanding Shares on such date or (iii) a lesser number determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 125,000 Shares.

               (ii) Over the remaining term of the Plan, a Service Provider may be granted Options to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding
Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common
Stock in the merger or sale of assets.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROBUSINESS
                                 SERVICES, INC.
                      1998 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned stockholder of ProBusiness Services, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated October 9, 1998 and hereby appoints Thomas H. Sinton and Steven E. Klei or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Stockholders of ProBusiness Services, Inc. to be held on November 12, 1998 at 9:00 a.m., local time, at the Pleasanton Hilton, 7050 Johnson Drive, Pleasanton, California, 94588 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Election of Class I Director
   / /   FOR                          / /   WITHHOLD
   NOMINEE:      THOMAS H. SINTON
2. Proposal to approve an amendment to the 1996 Stock Option Plan to increase the shares of Common Stock reserved for issuance thereunder by 950,000 to a new total of 3,076,741 shares.
   / /   FOR                          / /   AGAINST            / /   ABSTAIN
3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the
   Company for the year ending June 30, 1999.
   / /   FOR                          / /   AGAINST            / /   ABSTAIN

                                SEE REVERSE SIDE

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTOR; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS; AND (4) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

      PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                             DATE: ______________________ , 1998
                                             ___________________________________
                                                        SIGNATURE(S)
                                             ___________________________________
                                                        SIGNATURE(S)

                                             NOTE: (This Proxy should be marked,
                                             signed by the stockholder(s)
                                             exactly as his or her name appears
                                             hereon, and returned promptly in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate. If shares are
                                             held by joint tenants or as
                                             community property, both should
                                             sign.)